EXHIBIT 99.1

NN, Inc.
6210 Ardrey Kell Road, Suite 600
Charlotte, NC 28277

FOR IMMEDIATE RELEASE

NN, INC. ANNOUNCES PLAN TO REDUCE BOARD SIZE FROM NINE TO SEVEN MEMBERS
Early retirement of two directors aligns with governance best practices and reduces go-forward corporate expenses

CHARLOTTE, N.C., July 12, 2023 – NN, Inc. (NASDAQ: NNBR), a global diversified industrial company that manufactures high-precision components and assemblies, today announced that as a part of its ongoing review of governance policies and commitment to operating consistently with best practices in corporate governance, its Board of Directors has decided to reduce the Board’s size from nine to seven members. As a result, independent directors Shihab Kuran and Robert E. Brunner offered to and will retire, effective August 23, 2023.
Jeri Harman, Chairman of the Board of NN, commented, “As we benchmarked companies of similar-size and in our industry, we recognized the opportunity to enhance the efficiency of our board by reducing the size of our directorship. The smaller, more efficient Board will also reduce corporate costs while maintaining the independence and experience needed to guide our management team and drive value creation for the Company’s shareholders.”

Mr. Brunner remarked, “Shihab and I, as a matter of good governance, fully agree with the decision to reduce the size of NN’s board. In an effort to maximize the benefits of this reduction, we decided to accelerate the timeline of our retirement to the end of August, as opposed to waiting until next year’s annual meeting. This has allowed us to complete our recent leadership transition and ensure a smooth process. We appreciate the opportunity that each of us have had to contribute to NN over the years and we wish the best to the company going forward.”

Ms. Harman added, “Shihab and Bob’s contributions to NN have been significant during their respective tenures. Their extensive experience in the electrical, renewable energy, automotive and advanced manufacturing industries has been instrumental in the development of our long-term strategy. We have relied on their expertise during times of significant transition in our markets and our Company. On behalf of our Board of Directors and the entire Company, I want to thank both Shihab and Bob for their dedication and contributions to NN over the years, for their leadership in effecting these board changes and wish them both the very best.”

About NN, Inc.
NN, Inc., a global diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Information about the Company and its products is available on the internet at www.nninc.com.
Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These statements may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to NN, Inc. based on current beliefs of management as well as assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “possible,” “potential,” “predict,” “project” or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that are outside of management’s control and that may cause actual results to be materially different from such forward-looking statements. Such factors include, among others, general economic conditions and economic conditions in the industrial sector; the impacts of pandemics, epidemics, disease outbreaks and other public health crises, including the COVID-19 pandemic, on our financial condition, business operations and liquidity; competitive influences; risks that current customers will commence or increase captive production; risks of capacity underutilization; quality issues; material changes in the costs and availability of raw materials; economic, social, political and geopolitical instability, currency fluctuation, and other risks of doing business outside of the United States; inflationary pressures and changes in the cost or availability of materials, supply chain shortages and disruptions, and the availability of labor; our dependence on certain major customers, some of whom are not parties to long-term agreements (and/or are terminable on short notice); the impact of acquisitions and divestitures; our ability to hire or retain key personnel; the level of our indebtedness; the restrictions contained in our debt agreements; our ability to obtain financing at favorable rates, if at all, and to refinance existing debt as it matures; unanticipated difficulties integrating acquisitions; new laws and governmental regulations; the impact of climate change on our operations; and cyber liability or potential liability for breaches of our or our service providers’ information technology systems or business operations disruptions. The foregoing factors should not be construed as exhaustive and should be read in conjunction with the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s filings made with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date of this press release, and the Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company. The Company qualifies all forward-looking statements by these cautionary statements.

FOR FURTHER INFORMATION:

Investor & Media Contacts:
Joe Caminiti or Alec Steinberg, Investors
Tim Peters, Media
NNBR@alpha-ir.com
312-445-2870

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